Mitek Reports 31% Revenue Growth in First Quarter Fiscal 2018

SAN DIEGO, CA, Jan 25, 2018 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification software solutions, today announced its financial results for the first quarter of fiscal 2018 ended December 31, 2017.

Fiscal First Quarter 2018 Financial Highlights

•	Revenue increased 31% year over year to $12.1 million.

•
GAAP net loss of $(5.7) million, or $(0.17) per share, includes an estimated one-time non-cash charge of $4.4 million, or $0.13 per share, related to the enactment of the Tax Cuts and Jobs Act. Excluding the impact of tax reform, net loss was $(1.3) million, or $(0.04) per share.

•	Non-GAAP net income was $1.0 million, or $0.03 per diluted share, up 4%.

•	Total cash and investments was $45.8 million at the end of the fiscal first quarter.

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“Our results for the fiscal first quarter reflect continued solid growth from both our digital identity software solutions and our industry leading Mobile Deposit. Our growing and profitable recurring business in mobile deposit continues to be a solid springboard from which to capture the growth in the global digital identity verification market. During the quarter SaaS ID transactions increased 117% year over year, and we ended the quarter with 29% more ID customers than a year ago. With our continued momentum in both markets, we are well positioned for growth in fiscal 2018 and beyond.”

Fiscal 2018 Financial Guidance

For the fiscal year ending September 30, 2018, the Company is reiterating its previously provided guidance for full year total revenue of $57 million to $59 million, which would represent growth between 26% and 30% year over year. The Company continues to expect to generate a non-GAAP profit margin of approximately 19% to 20% for fiscal 2018.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 800-239-9838, access code 2115565. International parties should dial 323-794-2551, access code 2115565. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s identity verification solution allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of 6,100 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, and deferred taxes. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company's underlying business and provides a better understanding of how management plans and measures the Company's underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2017	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,341	$12,289
Short-term investments	31,999	30,279
Accounts receivable, net	5,652	7,099
Other current assets	3,077	1,209
Total current assets	47,069	50,876
Long-term investments	7,482	3,780
Property and equipment, net	833	613
Goodwill and intangible assets	18,355	5,311
Deferred income taxes	14,903	11,065
Other non-current assets	306	74
Total assets	$88,948	$71,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,962	$1,918
Accrued payroll and related taxes	2,423	3,709
Deferred revenue, current portion	2,969	3,305
Other current liabilities	3,488	602
Total current liabilities	11,842	9,534
Deferred revenue, non-current portion	99	85
Other non-current liabilities	4,606	692
Total liabilities	16,547	10,311
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 34,902,816 and 33,724,392 issued and outstanding, as of December 31, 2017 and September 30, 2017, respectively	35	34
Additional paid-in capital	87,020	78,677
Accumulated other comprehensive loss	277	147
Accumulated deficit	(14,931)	(17,450)
Total stockholders’ equity	72,401	61,408
Total liabilities and stockholders’ equity	$88,948	$71,719

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2017	2016
Revenue
Software and hardware	$7,206	$5,983
SaaS, maintenance, and consulting	4,930	3,286
Total revenue	12,136	9,269
Operating costs and expenses
Cost of revenue—software and hardware	719	214
Cost of revenue—SaaS, maintenance, and consulting	898	677
Selling and marketing	4,775	3,838
Research and development	3,280	2,451
General and administrative	3,517	2,243
Acquisition-related costs and expenses	1,259	518
Total operating costs and expenses	14,448	9,941
Operating loss	(2,312)	(672)
Other income, net	190	65
Loss before income taxes	(2,122)	(607)
Income tax provision	(3,614)	—
Net loss	$(5,736)	$(607)
Net loss per share—basic and diluted	$(0.17)	$(0.02)
Shares used in calculating net loss per share—basic and diluted	34,207	32,377

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2017	2016
Net loss	$(5,736)	$(607)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,259	518
Litigation costs	50	—
Stock compensation expense	1,889	1,085
Income tax effect of pre-tax adjustments	(960)	—
Impact of tax reform on deferred taxes	4,417	—
Cash tax difference(1)	112	—
Non-GAAP net income	1,031	996
Non-GAAP income per share—basic	$0.03	$0.03
Non-GAAP income per share—diluted	$0.03	$0.03
Shares used in calculating non-GAAP net income per share—basic	34,207	32,377
Shares used in calculating non-GAAP net income per share—diluted	36,235	34,695

(1)
The Company’s non-GAAP net income per share is calculated using the cash tax rate of 4%. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three months ended December 31, 2017 was approximately 30%.

________________

Follow Mitek on LinkedIn: http://www.linkedin.com/company/mitek-systems-inc-
Follow Mitek on Twitter: @miteksystems
Connect with Mitek on Facebook: http://www.facebook.com/MitekSystems
See Mitek on YouTube: http://www.youtube.com/miteksystems
Read Mitek’s latest blog post: http://www.miteksystems.com/blog
Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com